EXHIBIT 10.10

DISTRIBUTION AGREEMENT

between

LI-MAX TECHNOLOGY, INC.

and

SOLARMAX TECHNOLOGY, INC.

This MASTER DISTRIBUTION AGREEMENT (“Agreement”) is made effective June 9, 2016 by and between LI-MAX TECHNOLOGY, INC., a California corporation (“Li-Max”), and SOLARMAX TECHNOLOGY, INC., a Nevada corporation (“Solarmax”).

RECITALS

WHEREAS, Li-Max is engaged in the manufacture of certain battery and control unit equipment known together as the Li-Max Energy Storage System (“Li-Max Energy Equipment”); and

WHEREAS, Solarmax is engaged in the business of marketing, installing, designing and distributing solar energy systems and engaging in solar energy development projects with residential and commercial customers, but does not manufacture batteries or control units similar to the Li-Max Energy Equipment; and

WHEREAS, Solarmax wishes to offer customers a proprietary solar energy system which it has developed known as the Flex Energy Storage System, consisting of: (i) photovoltaic solar panels and transfer switches manufactured and/or sourced by Solarmax; along with (ii) batteries and control units manufactured by Li- Max as its Li-Max Energy Equipment (said system of panels, transfer switches, and Li-Max Energy Equipment together constituting one single solar energy system intended to be marketed by Solarmax as its “Flex Energy Storage System”); and

WHEREAS, Solarmax possesses the technical expertise and support facilities necessary to promote the worldwide distribution and sale of Li-Max Energy Equipment; and

WHEREAS, Li-Max desires to appoint Solarmax as its exclusive distributor of Li-Max Energy Equipment over and within all countries and other areas of the world, other than within the countries of Asia (including but not limited to the Republic of China and the People’s Republic of China), and Solarmax desires to accept this appointment, on the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties to this Agreement agree as follows:

ARTICLE 1. Definitions

Words used throughout this Agreement as defined terms shall have the meanings set forth in the Territorial Distribution Agreement, as defined below. In addition, the following words shall be deemed to have the respective meanings set forth below:

“Base Price”: The meaning specified in Section 4.1.

“Branding”: The meaning specified in Section 2.3.

“Derivative Energy Equipment”: Any updated or modified version of any one or more Li-Max Energy Equipment products listed on ATTACHMENT A , whether now existing or later developed by Li-Max, its officers, employees, agents, or any Related Entity. Derivative Energy Equipment does not include products which are manufactured to have a mechanical or engineering process and/or functionality that differs from those of the products listed on ATTACHMENT A.

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“Flex Energy Storage System”: The meaning specified in the third recital. “Fulfillment”, “Fulfilled” and “Fulfill”: The meanings specified in Section 4.4. “Indemnifying Parties”: The meaning specified in Section 6.4.

“Indemnified Parties”: The meaning specified in Section 6.4.

“Li-Max Energy Equipment”: The meaning specified in the first recital, as more particularly described in the Li-Max Energy Equipment Product List and Specifications attached hereto as ATTACHMENT A.

“Master Distribution Agreement”: This Master Distribution Agreement between Li-Max and Solarmax.

“Purchase Instruments”: The meaning specified in Section 4.3.

“Notice of Deficient Purchase”: The meaning specified in Section 3.2.

“Related Entity”: Any entity that is owned or controlled by Li-Max, or which owns or controls Li-Max, or which has a contractual relationship or is otherwise affiliated with Li-Max (including but not limited to the parent companies, subsidiaries, affiliates, contractors, and agents of Li-Max), along with the officers, employees, and agents of said entity.

“Term”: The term of this appointment of Solarmax as specified in Article 5.

ARTICLE 2. Appointment

2.1 Appointment. Li-Max appoints Solarmax its exclusive distributor of all Li-Max Energy Equipment and any Derivative Energy Equipment over and within all countries and other areas of the world, other than within the countries of Asia (including but not limited to the Republic of China and the People’s Republic of China), throughout the entire Term of this Agreement, and Solarmax accepts the appointment.

2.2 Scope of Appointment. Throughout the Term of this Agreement, Li-Max shall not sell, transfer, convey, ship, deliver or otherwise provide Li-Max Energy Equipment, nor any Derivative Energy Equipment, to any individual or entity other than Solarmax, except as may otherwise be provided in this Agreement; nor shall Li-Max cause or assist any Related Entity or other individual or entity to sell, transfer, convey, ship deliver or otherwise provide Li-Max Energy Equipment or Derivative Energy Equipment to any individual or entity other than Solarmax, except as may otherwise be provided herein. Furthermore, Li-Max shall not grant to any Related Entity or other individual or entity the authority or right to sell, transfer, convey, ship, deliver or otherwise provide Li-Max Energy Equipment, nor any Derivative Energy Equipment, except as may otherwise be provided herein.

2.3 Marketing and Advertising. Throughout the Term of this Agreement, Li-Max authorizes Solarmax to utilize its and Li-Max Energy Equipment’s name, trademarks, images, branding images and copy, and (collectively, “Branding”) in the marketing, advertising, promotion, labeling, packaging, sale, and distribution of Flex Energy Storage Systems and/or any other activities involving Li-Max Energy Systems.

2.4 No Agency Relationship. Notwithstanding the terms of Section 2.3, above, this Agreement does not establish either party hereto as the agent or legal representative of the other, for any purpose whatsoever. Neither party to this Agreement is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other, and neither party shall represent itself to be the agent or legal representative of the other.

2.5 Enforcement Authority. The parties acknowledge and agree that a breach by Li-Max of the obligations under Sections 2.1 and 2.2 above may be enforced by Solarmax by way of a legal action for injunctive relief or such other relief as may be necessary to compel a cessation of the breach or other available remedy.

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ARTICLE 3. Distribution Terms

3.1 Resale Rights and Incorporation in Flex Energy Storage Systems. Li-Max authorizes Solarmax to resell, transfer, and otherwise distribute Li-Max Energy Equipment purchased by Solarmax to any individual or entity, at prices determined by Solarmax in its sole and absolute discretion; and Li-Max agrees not to interfere with Solarmax’s resale, transfer or distribution of Li-Max Energy Equipment, nor influence Solarmax’s pricing therefor. The authorization herein includes Solarmax’s right to: (i) incorporate Li-Max Energy Systems as components of and/or within Flex Energy Storage Systems; (ii) incorporate Li-Max Energy Systems on projects developed by Solarmax; (iii) sell Li-Max Energy Systems independent of other systems; (iv) incorporate Li-Max Energy Systems in any other system(s) which Solarmax may develop and/or market to its customers no or in the future; and (v) enter into sub-distribution agreements with other individuals and/or entities providing for the same.

3.2 Initial Purchase Commitment. Solarmax estimates that it will purchase and sell to its customers a minimum of three hundred seventy-five (375) Li-Max Energy System units within the first six (6) months of the Term of this Agreement. If, by the conclusion of said 6-month period, Solarmax has not purchased at least sixty percent (60%) of said minimum number of Li-Max Energy System units, then Li-Max shall have the right to give Solarmax notice thereof (“Notice of Deficient Purchase”), the receipt of which shall obligate Solarmax to purchase, within sixty (60) days, an additional number of Li-Max Energy System units sufficient to meet the 60% threshold. If, by the conclusion of said 60-day period, Solarmax has not purchased an additional number of Li-Max Energy System units sufficient to meet the 60% threshold, then Li-Max shall have the right, but not the obligation, to terminate this Agreement. Notice of such termination must be given within ten (10) days of the conclusion of said 60-day period, and shall be effective thirty (30) days from the date such notice is delivered to Solarmax. Failure to adhere to the foregoing terms for termination shall constitute a waiver of Li-Max’s termination rights under this Section. To the extent Solarmax’s purchases meet or exceed the 60% threshold, or to the extent Solarmax timely purchases a sufficient number of additional Li-Max Energy System units following receipt of a Notice of Deficient Purchase, Li-Max shall have no right to terminate this Agreement under this Section.

ARTICLE 4. Pricing and Fulfillment

4.1 Pricing. Li-Max agrees to charge Solarmax, and Solarmax agrees to pay Li-Max, those per-unit prices for Li-Max Equipment as stated on the Price List attached hereto as ATTACHMENT B (the “Base Price”), subject to adjustments as provided herein.

4.2 Other Price Adjustment. Any change in the Base Price shall be subject to separate negotiated- agreement between Li-Max and Solarmax. Any such agreed-upon change in the Base Price shall be stated in writing signed by both parties.

4.3 Purchase Procedures. Solarmax may place orders for Li-Max Energy Equipment by any customary means agreed-to by the parties, and agrees to provide all forms, materials and information which Li-Max reasonably requires for such orders. Upon receipt of an order, Li-Max shall commence to promptly Fulfill the order in conformance with the terms of Section 4.4, below. The parties shall use those documents and instruments which are standard within the industry in the purchase and delivery of Li-Max Energy Equipment (including standard purchase orders, bills of lading, invoices, and similar instruments; collectively, “Purchase Instruments”).

4.4 Li-Max Fulfillment Obligations. Li-Max agrees to fulfill all orders placed by Solarmax as soon as reasonably practical, but in no event shall fulfillment take more than sixty (60) days from receipt of an order. In the event an order is not Fulfilled within said 60-day period, Solarmax shall be entitled to a price adjustment on the order of one percent (1.0%) per day, not to exceed a maximum price adjustment of five percent (5.0%) of the full price due. As used herein, “Fulfillment”, “Fulfilled” and “Fulfill” refer to the delivery of Li-Max Energy Equipment units to Solarmax at its warehouse located at 3080 Twelfth Street in the City of Riverside, California, U.S.A., and acceptance thereof by Solarmax.

4.5 Payment. Unless stated otherwise in the applicable Purchase Instrument agreed-to by the parties, Solarmax shall submit payment for each order within thirty (30) days of Fulfillment. Payment shall be made by wire transfer or other reasonable means as may be agreed-to by the parties.

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4.6 Title to Li-Max Energy Equipment and Risk of Loss. Unless stated otherwise in the applicable Purchase Instrument agreed-to by the parties, title to Li-Max Energy Equipment ordered by Solarmax shall remain vested in Li-Max until such order is Fulfilled, and Li-Max shall bear the risk of loss until Fulfillment has occurred. Unless stated otherwise in the applicable Purchase Instrument agreed-to by the parties, title to Li-Max Energy Equipment shall pass to Solarmax upon Fulfillment.

ARTICLE 5. Term; Termination of Agreement

5.1 Term. The Term of this Agreement shall commence on June 9, 2016 and shall continue for a period of five (5) years unless terminated earlier according to the terms herein.

5.2 Termination for Non-Payment. Li-Max shall have the right, but not the obligation, to terminate this Agreement in the event Solarmax fails or refuses to submit payment in conformance with the terms under Article 4, above. Notice of such termination must be given within ten (10) days of the date that payment was due, receipt of which shall entitle Solarmax to cure by submitting payment, plus a late fee of three percent (3.0%) of the payment amount, to Li-Max within five (5) days. Any such cure shall render the notice of termination void and forego the termination. Failure to adhere to the foregoing terms for termination shall constitute a waiver of Li-Max’s termination rights under this Section. To the extent Solarmax makes timely payments in conformance with the Terms under Article 4, above, or timely cures any non-payment as provided herein, Li-Max shall have no right to terminate this Agreement under this Section.

5.3 Other Termination. Except as provided otherwise herein, no party may terminate this Agreement prior to expiration of the Term unless the other is in material breach of a provision herein, and such material breach has not been cured within a reasonable period of time following receipt of a demand to cure by the non-breaching party.

5.4 Effect of Termination. Upon expiration of the Term or any earlier termination, all rights and duties of the parties hereunder shall void and neither party shall have any obligation to the other hereunder, save those provided at Article 6, below, which shall survive termination and remain binding for the period stated therein, irrespective of termination. This Section 5.4 shall not be construed to waive or limit the rights which a party hereunder may have against the other for breach or other cause, regardless of any early termination or any natural expiration of the Term.

ARTICLE 6. Warranty and Indemnification

6.1 Warranty. Li-Max warrants that: (i) all Li-Max Energy Equipment delivered to Solarmax shall be free and clear of all liens and encumbrances; (ii) all Li-Max Energy Equipment shall be free from defects in material or workmanship under normal use and service for a period of ten (10) years from the date of Fulfillment; and (iii) all Li-Max Energy Equipment shall be subject to a further warranty which shall extend to the customers of Solarmax and/or any other individual or entity which purchases or otherwise comes to acquire Li-Max Energy Equipment from Solarmax, according to the Customer Warranty provided at ATTACHMENT C hereto.

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6.2 Indemnification. In addition to any other terms for indemnification and/or warranty provided herein, Li-Max and each of its Related Entity(ies)’s, and their predecessors in interest, successors in interest, assignees, transferees (collectively, the “Indemnifying Parties”), shall jointly and severally defend, indemnify and hold harmless Solarmax, and their respective shareholders, officers, directors, partners, distributors, attorneys, agents, volunteers, and employees (collectively, the “Indemnified Parties”), from any and all claims arising from and/or relating to Li-Max Energy Equipment and/or Derivative Energy Equipment (including costs, expenses and reasonable attorney fees).

ARTICLE 7. General Provisions

7.1 Assignment. Neither party hereto may transfer or assign its interests in this Agreement to any third party without the express prior written consent of the other, which consent shall not be unreasonably withheld.

7.2 Binding Upon Successors. Notwithstanding the terms of Section 7.1, above, each party intends that this Agreement shall bind its successors, assigns, and all other entities and/or individuals which may succeed to such party’s rights and/or interests hereunder.

7.3 Governing Law. This Agreement shall be governed by the laws of the State of California and venue for all disputed matters shall be the state and federal courts, or in an arbitration forum, located in Los Angeles county, State of California without regard for choice of law or conflict of law provisions.

7.4 Severability. If any provision herein is determined by a court of law, arbitration forum or other binding legal authority to be invalid, in whole or in part, such determination shall not affect the validity or enforceability of any other provision hereof. Any waiver of any term of this Agreement in a particular instance shall not be a waiver of such term for the future.

7.5 Attorney Fees. Except as provided otherwise at Section 7.6, below, in the event litigation, arbitration or other legal proceeding(s) commence between the parties hereunder, the prevailing party in such litigation or legal proceeding(s) shall be entitled to recover from the other any and all reasonable attorney fees and costs incurred in connection therewith.

7.6 Mediation. In the event a dispute or claim arises between the parties out of this Agreement, before resorting to any arbitration or other legal action, the parties agree to mediate such dispute or claim within a reasonable period of time after the dispute or claim arises. Such mediation shall occur before a mediator selected by agreement of the parties, the cost for which shall be shared equally by the parties. Any party which commences a legal action or arbitration without first attempting to resolve the dispute or claim by mediation, or which otherwise refuses to participate in any such mediation, shall waive any and all rights which it may otherwise have to recover attorney fees by such dispute or claim under Section 7.5, above. Notwithstanding the foregoing, a legal action and/or arbitration undertaken pursuant to Section 2.5, above, need not be first submitted for mediation, Solarmax shall have the right to commence such legal action and/or arbitration without regard to the provisions of this Section 7.6, and the terms of this Section 7.6 shall not apply to any such legal action and/or arbitration.

7.7 Arbitration. The parties hereto agree that any dispute or claim arising between them out of this Agreement or any resulting transaction, which is not settled pursuant to Section 7.6, above, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitrator in such proceeding must apply applicable statutes of limitations and claims of privilege recognized at law, and applicable substantive law consistent with the Federal Arbitration Act. The arbitrator is authorized to award all remedies permitted by the substantive law that would apply if the action were pending in court, and shall award attorney fees in conformance with the provisions of Sections 7.5 and 7.6, above. Notwithstanding the foregoing, a dispute or claim arising under Section 2.5, above, need not be subject to the arbitration requirements of this Section 7.7, but instead may, at Solarmax’s sole discretion, be commenced and prosecuted to completion by way of legal action in Superior Court or Federal Court, in which case the terms of this Section 7.7 shall not apply.

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7.8 Entire Agreement. The entire agreement between Li-Max and Solarmax covering Li-Max Energy Equipment and Derivative Energy Equipment is set forth herein and any amendment or modification of this Agreement must be in writing. The provisions of this Agreement are severable, and if any one or more such provisions are determined to be illegal or otherwise unenforceable, in whole or in part, under the laws of any jurisdiction, the remaining provisions or portions hereof shall, nevertheless, be binding on and enforceable by and between the parties hereto. Any provisions, terms or conditions of Purchase Instruments which contradict this Agreement, except those additional provisions specifying quantity and shipping instructions, shall be void.

7.9. Signatures and Counterparts: This Agreement may be executed in multiple counterparts and by signature communicated via fax, PDF, or other electronic form, all of which together shall constitute one and the same Agreement, provided that each party delivers to the other at least one counterpart of this Agreement signed by that party.

Each individual signing this document on behalf of a party hereby acknowledges and represents that: (i) he/she has read the foregoing terms of this Agreement; (ii) he/she is authorized to sign this Agreement on behalf of such party; (iii) he/she understands this Agreement, and all terms herein; and (iv) he/she signs this Agreement voluntarily as of his/her own free act and deed. No oral representations, statements, or inducements, apart from the foregoing terms have been made.

IN WITNESS WHEREOF, the parties to this Agreement have caused this Master Distribution Agreement to be executed by their duly authorized representatives as of the day and year first set forth above.

Li-Max Technology, Inc.

David Yang	/s/ David Yang	July 29, 2016
Printed/Typed Name President	Signature	Date
Title Solarmax Technology, Inc.
Sandee Messel	/s/ Sandee Messel	7/29/2016
Printed/Typed Name VP Marketing	Signature	Date
Title

Signed agreement is subject to the following:

1. SolarMax agrees to pay 40% Down and

2. Pay the balance within 30 day of receipt of goods

David Hsu agreed via text 7/29/2016

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ATTACHMENT A

Li-Max Energy Equipment Product List and Specifications

(to be attached)

BMT - CN200R

BMT - ES500R

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ATTACHMENT B

Li-Max Equipment as stated on the Price List

(to be attached)

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ATTACHMENT C

Li-Max Energy Equipment Customer Warranty

(to be attached)

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LI-MAX TECHNOLOGY INC. LIMITED

PRODUCT WARRANTY

Guaranteed Product Part Number:

Energy Storage BMT-ES5000R & Inverter Charger BMT-CU2000R

Shipped Serial Number: Energy Storage/ ___________________

                                      Inverter Charger/ __________________ Buyer:

_______________________________________________________ Location:

_______________________________________________________ ZIP CODE:

____________________

Date to Install:___/___/___

Warranty Start Date (mm/dd/yy):___/___/___

End Date (mm/dd/yy) :___/___/___

I.	LIMITED WARRANTY

LI-MAX TECHNOLOGY INC. (“Li-Max”) warrants that for a period of 10 years beginning on the date of installation (the “Warranty Period”), the Li-Max products identified above (“Energy Product”) shall be free from defects in materials and workmanship under normal application, installation, use and service conditions. Additionally, Li-Max warrants that, throughout the Warranty Period, the power output of the Energy Product will be at least 60% of Total Battery Power Capacity.

If the Energy Product fails to conform to this Limited Product Warranty, and provided that any such failure is determined by Li-Max (in its sole discretion) not to have resulted from one of the excluded events set forth in Section III below, then for the Warranty Period, Li-Max will, at its discretion, repair, replace (new or refurbished, in Li-Max’s sole discretion) the defective Energy Products as set forth herein. This Limited Warranty for any repaired or replaced Energy Product shall not extend beyond the Warranty Period.

II.	GENERAL CONDITIONS FOR WARRANTY CLAIMS

1.	Warranty claims must in all events be filed within the Warranty Period.
2.	Warranty claims may only be made by (i) the original end customer, as named in the certificate of guarantee or invoice, as applicable, or (ii) any subsequent title holder of the Energy Products upon satisfactory proof of succession or transfer from the original end customer as named in the certificate of guarantee or invoice, as applicable

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III.	EXCLUSIONS AND LIMITATIONS

The Limited Warranty does not apply to any of the following:

1. Energy Products subjected to: misuse, abuse, neglect or accident; alteration, improper installation, application or removal (including but not limited to installation, application or removal by any party other than Li-Max or Li-Max’s authorized distributor); improper siting or installation at an improper location; non-observance of the distributor’s installation instructions and/or the applicable instructions of users and/or maintenance instructions; non-compliance with national and local electric codes; repair or modifications by someone other than an authorized technician; conditions exceeding the voltage, current and other load specifications; power failure surges, lightning, flood, or fire; damage from persons, insects, animals, or industrial chemical exposure; component and/or surface area breakage from impact or other events outside Li-Max’s control.

2. Energy Products which are not maintained or used in compliance with user manuals, specifications, safety regulations, or the instructions of an authorized Li-Max technician.

3. Conditions arising from the non-observance of instructions requiring periodic charging and/or discharging of the Energy Product, and/or the occurrence of conditions exceeding the Energy Product’s specified voltage.

4. Cosmetic affects stemming from normal wear and tear of Energy Product materials or other cosmetic variations which do not cause power output below 60% of Total Battery Power Capacity guaranteed by the Limited Warranty.

5. Energy Products for which the labels containing product type or serial number have been altered, removed or made illegible. Energy Products are altered, modified, repaired and installed with no express consent of Authorized Technician or Installer.

6. This Limited Warranty applies to the original purchaser of the Energy Product and is nontransferable without written consent.

7. This warranty covers Energy Products situated only in the United States of America. Li-Max, at its option, may require proof of purchase consisting of a copy of the original invoice.

8. Force majeure: Li-Max shall not be held responsible or liable to the customer or any third-party arising out of any non-performance or delay in performance of any terms and conditions of sale, including this Limited Warranty, due to acts of God, war, riots, strikes, fire, flood or any other cause or circumstance beyond the reasonable control of Li-Max.

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IV.	LIMITATION OF WARRANTY SCOPE

SUBJECT TO THE LIMITATIONS UNDER APPLICABLE LAW, THE LIMITED WARRANTY SET FORTH HEREIN IS EXPRESSLY IN LIEU OF AND EXCLUDE ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR PARTICULAR PURPOSE, USE, OR APPLICATION, AND ALL OTHER OBLIGATIONS OR LIABILITIES ON THE PART OF LI-MAX, UNLESS SUCH OTHER WARRANTIES, OBLIGATIONS OR LIABILITIES ARE EXPRESSLY AGREED TO IN WRITING, SIGNED AND APPROVED BY LI-MAX. LI-MAX SHALL HAVE NO RESPONSIBILITY OR LIABILITY WHATSOEVER FOR DAMAGE OR INJURY TO PERSONS OR PROPERTY OR FOR OTHER LOSS OR INJURY RESULTING FROM ANY CAUSE WHATSOEVER ARISING OUT OF OR RELATED TO THE ENERGY PRODUCTS, INCLUDING, WITHOUT LIMITATION, ANY DEFECTS IN THE ENERGY PRODUCT, OR FROM USE OR INSTALLATION. UNDER NO CIRCUMSTANCES SHALL LI-MAX BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, HOWSOEVER CAUSED. LOSS OF USE, LOSS OF PROFITS, LOSS OF PRODUCTION, LOSS OF REVENUES ARE THEREFORE SPECIFICALLY BUT WITHOUT LIMITATION EXCLUDED. LI-MAX’S AGGREGATE LIABILITY, IF ANY, IN DAMAGES OR OTHERWISE, SHALL NOT EXCEED THE PURCHASE PRICE PAID TO LI-MAX BY THE CUSTOMER, FOR THE UNIT OF PRODUCT OR SERVICE FURNISHED OR TO BE FURNISHED, AS THE CASE MAY BE, WHICH GAVE RISE TO THE WARRANTY CLAIM. SOME JURISDICTIONS DO NOT ALLOW LIMITATIONS ON IMPLIED WARRANTIES OR THE EXCLUSION OF DAMAGES SO THE ABOVE LIMITATIONS OR EXCLUSIONS MAY NOT APPLY TO YOU.

IF ANY PROVISION OF THIS LIMITED WARRANTY IS HELD UNENFORCEABLE OR ILLEGAL BY A COURT OR OTHER BODY OF COMPETENT JURISDICTION, SUCH PROVISIONS SHALL BE MODIFIED TO THE MINIMUM EXTENT REQUIRED SUCH THAT THE REST OF THIS LIMITED WARRANTY WILL CONTINUE IN FULL FORCE AND EFFECT.

V.	OBTAINING WARRANTY PERFORMANCE

If you feel you have a justified claim covered by this Limited Warranty, immediately notify Li-Max directly or contact its authorized distributor at 951.300.0788. Li-Max will give advice on handling the claim, which shall include, without exception, invoice, evidence of the date of delivery of the Energy Product, serial number and product number of components, and evidence of claim. The return of any Energy Product will not be accepted unless prior written authorization has been given by Li-Max. Li-Max will accept and process a claim if Li-Max determines that the returned Energy Product is not subject to the Exclusions and Limitations stated above. Upon acceptance of a claim, Li-Max may, at its discretion, determine the scope of the required remedy, including but not limited to the repair method, required materials, necessity for refurbishment, and necessity for replacement.

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